Exhibit 99.1

PREMIER EXHIBITIONS ANNOUNCES DIRECTOR CHANGE

ATLANTA, GA — October 17, 2012 – Premier Exhibitions, Inc., (“Premier” or the “Company”), (NASDAQ: PRXI), a leading presenter of museum-quality touring exhibitions around the world, today announced that Mark McGowan resigned from the Board of Directors effective October 16, 2012, to further focus on his other business obligations.

Mark Sellers, Premier’s Chairman, stated, “Mark’s service on the Board has been invaluable to the Company over the past year. We thank him for his service to our shareholders, and wish him all the best on his future business endeavors.”

About Premier Exhibitions

Premier Exhibitions, Inc. (NASDAQ: PRXI), located in Atlanta, GA, is a major provider of museum quality exhibitions throughout the world and a recognized leader in developing and displaying unique exhibitions for education and entertainment. The Company’s exhibitions present unique opportunities to experience compelling stories using authentic objects and artifacts in diverse environments. Exhibitions are presented in museums, exhibition centers and other entertainment venues.

Additional information about Premier Exhibitions is available at www.prxi.com.

Investor Contact:

Michael J. Little

Chief Financial Officer and Chief Operating Officer

(404) 842-2600

mlittle@prxi.com